Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

InterCloud Systems, Inc.

Shrewsbury, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 1, 2013, relating to the combined financial statements of AW Solutions, Inc. and its Affiliated Company, which is contained in the Company’s Form 8-K/A filed on July 1, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO USA, LLP

New York, New York

November 3, 2014